Capital Bank Launches New Mortgage Brand; Changing Division Name to Capital Bank Home Loans
ROCKVILLE, MD--(PRNewswire- April 22, 2019)/ PRNEWSWIRE – Capital Bank, N.A., the banking subsidiary of Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), today announced it has changed the name of its mortgage business, Church Street Mortgage, to Capital Bank Home Loans. The name change unifies the Company's operations under a set of common corporate values, goals and commitments.
"The new name, Capital Bank Home Loans, and rebranding provide us with a common corporate identity and go-to-market presence that better reflects who we are as a Company and creates a platform for continued growth and market expansion", said Ed Barry, CEO of Capital Bank. "Over the past two years, our business model has fueled profitable, organic growth that puts Capital Bank in a position to create long-term value for our customers and for the shareholders of Capital Bancorp."
This rebranding corresponds with the launch of the new Capital Bank Home Loans website www.capitalbankmd.com/homeloans and the Capital Bank Home Loans QuickClose application process. QuickClose is a cutting edge digital mortgage application experience designed for today’s home-buyer. It is device-agnostic allowing users to start, update and complete their application from any device, offers in-application verification of income and assets, and provides updates and step-by-step instructions along the way.
About Capital Bancorp, Inc.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company's wholly owned subsidiary, Capital Bank, N.A., is the eighth largest bank headquartered in Maryland. Capital Bank has been providing financial services since 1999 and operates bank branches in five locations in the greater Washington, D.C., Northern Virginia and Baltimore, Maryland markets to serve its clients in and beyond that geography.  Capital Bank also has two nation-wide consumer lending brands, Capital Bank Home Loans, a mortgage division that originates conventional and government-guaranteed residential mortgage loans, and OpenSky® which provides secured credit cards to under-banked individuals and those who look to rebuild their credit scores. With a specialization in adapting traditional and current digitally based banking products to solve its customers’ most pressing needs and providing personalized services; the Bank has grown to total assets of approximately $1.1 billion at December 31, 2018 and its common stock is traded on the NASDAQ Global Market under the symbol "CBNK." More information can be found at the Company's website www.capitalbankmd.com under its investor relations page.
Capital Bank, N.A. is a member of the FDIC and the Federal Reserve System and is an equal housing lender. NMLS #401599

Forward Looking Statements
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.